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                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of Continental Airlines, Inc. for the registration of Floating Rate Secured Subordinated Notes Due 2007 and to the incorporation by reference therein of our reports dated January 15, 2003, with respect to the consolidated financial statements and schedule of Continental Airlines, Inc. included in its Annual Report (Form 10-K/A-1) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP

Houston, Texas
September 22, 2003